Exhibit 99.1 Press Release dated August 24, 2010

Revett Closes 3.4 Million Private Placement for Troy Mine Exploration and Development

Spokane Valley, Washington August 24, 2010; Revett Minerals Inc. (RVM:TSX / RVMIF:OTCBB) (“Revett” or the “Company) is pleased to announce that it has closed a non—brokered private placement of its shares to accelerate ongoing exploration and development at the Troy Mine. The private placement consisted of the sale of 12,094,368 equity units at a price of CDN$ 0.28 per unit for gross proceeds to the Company of CDN$ 3,386,423.

Each unit consists of one common share and one-half of a common share purchase warrant, each whole warrant entitling the holder to acquire an additional common share at a price of CDN$0.35 per share for a 36 month period.

In connection with CDN$386,426 of the private placement, the Company has paid a 6% finders fee and issued 41,403 warrants exercisable at CDN$0.35 for a period of 36 months.

Proceeds from this private placement will be used for continuing exploration and development at the Troy Mine, in particular, acceleration of the exploration of the extensive land position in the immediate mine area and for general working capital purposes.

John Shanahan, President & CEO stated, “We are pleased to announce this placement and are eager to accelerate our exploration efforts at Troy which will hopefully culminate in a significant extension in the life of the Troy Mine. We remain mindful of the extensive and valuable infrastructure at the Troy Mine and are focused on realizing its full potential ”

About Revett
Revett Minerals, through its subsidiaries, owns and operates the currently producing Troy Mine in Lincoln County, Montana and development-stage Rock Creek Project located in Sanders County, Montana, USA. The proven reserves at the Troy Mine and significant resources at the Rock Creek project will form the basis of our plan to become a solid mid-tier base and precious metals producer. Revett plans on expanding production through exploration in and around its current properties, as well as through targeted business combinations of advanced stage projects.

John Shanahan
President & CEO

For more information, please contact: Monique Hayes, Director of Corporate & Investor Communications at (509) 921-2294 or visit our website at www.revettminerals.com.

Except for the statements of historical fact contained herein, the information presented in this press release may contain "forward-looking statements" within the meaning of applicable Canadian securities legislation and The Private Securities Litigation Reform Act of 1995. Generally, these forward looking statements can be identified by the use of forward-looking terminology such as "expects", or "does not expect", "is expected", "is not expected", "budget", "plans", "schedule", "estimates", "forecasts", "intends", "anticipates", "or does not anticipate" or "believes" or variations of such words and phrases or state that certain actions, events or results "may", "could", "would", "might" or "will", "occur" or "be achieved". Forward-looking statements contained in this press release include but are not limited to statements with respect to, the Company’s ability to accelerate its exploration program at the Troy Mine.. Actual results and developments could be affected by development risks and production risks, our challenging working capital position and our inability to continue to fund operations, as well as those factors discussed in the section entitled "Risk Factors" in the Form 10-K filed on SEDAR at www.sedar.com and with the SEC on EDGAR. Although the Company has attempted to identify important factors that could cause actual results to differ materially, there may be other factors that cause results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements. Revett Minerals does not undertake to update any forward-looking statements that are incorporated by reference herein, except in accordance with applicable securities laws.